Exhibit 23.b



                         Consent of Independent Auditors


We consent to the incorporation by reference in the Registration Statement (Form S-8 No. 33-73148) pertaining to the Starcraft Automotive Corporation 401(k) Profit Sharing Plan and Trust, in the Registration Statement (Form S-8 No. 33-70030) pertaining to the Starcraft Automotive Corporation Stock Incentive Plan, and in the Registration Statement (Form S-8 No. 333-28247) pertaining to the Starcraft Corporation 1997 Stock Incentive Plan of our report dated January 12, 1998, with respect to the consolidated financial statements of Starcraft Corporation and Subsidiaries included in this Annual Report (Form 10-K) for the years ended September 28, 1997 and September 29, 1996.


\s\ Ernst & Young LLP

Fort Wayne, Indiana
January 8, 1999






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                                                                    Exhibit 23.b



                         Report of Independent Auditors


To the Board of Directors
Starcraft Corporation

We have audited the consolidated financial statements of Starcraft Corporation and Subsidiaries as of September 28, 1997 and for each of the two years in the period ended September 28, 1997 and have issued our report thereon dated January 12, 1998. Our audits also included the information for the years ended September 28, 1997 and September 29, 1996 in the financial statement schedule listed in
Item 14 of this Annual Report. This schedule is the responsibility of the Company's management. Our responsibility is to express an opinion based on our audit.

In our opinion, the financial statement schedule referred to above, when considered in relation to the basic financial statements taken as a whole, presents fairly in all material respects the information as of September 28, 1997 and for each of the two years in the period ended September 28, 1997 set forth therein.

\s\ Ernst & Young

January 12, 1998
Fort Wayne, Indiana